AMENDMENT NO. 4
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 21, 1992


             THIS AMENDMENT NO. 4 ("Amendment") is entered into as of March 21, 1997 by and among Giddings & Lewis, Inc., a Wisconsin corporation, Giddings & Lewis, Ltd., a corporation formed under the laws of the United Kingdom, Giddings & Lewis GmbH, a corporation formed under the laws of the Republic of Germany, and the institutions identified on the signature pages hereof as Agent and Lenders which are signatories hereto. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement (as defined below).

                       W I T N E S S E T H:

             WHEREAS, the U.S. Borrower, the Multicurrency Borrowers, and the Lenders are parties to that certain Credit Agreement dated as of December 21, 1992, as heretofore amended (together with the Exhibits and Schedules thereto, the "Credit Agreement"), pursuant to which the Lenders have agreed to provide certain financial accommodations to the U.S. Borrower and Multicurrency Borrowers;

             WHEREAS, the U.S. Borrower has requested an amendment to Section 5.02(c)(iii) of the Credit Agreement for the remainder of the term of the Credit Agreement with respect to its ability to purchase or redeem Capital Stock of the U.S. Borrower;

             NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             1. Amendment to Credit Agreement. Effective as of March 21, 1997, upon satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended to delete the provisions of
   Section 5.02(c)(iii) thereof in their entirety and substitute the following therefor:

        (iii) declare dividends payable to holders of Capital Stock of the U.S. Borrower or purchase or redeem Capital Stock of the U.S. Borrower; provided that the aggregate amount of such dividends, purchases and redemptions from and after March 21, 1997 shall not exceed $65,000,000;


             2. Conditions to Effectiveness. This Amendment shall become effective as of March 21, 1997 upon receipt by the Agent, by no later than March 21, 1997, of executed counterparts of this Amendment signed on behalf of the U.S. Borrower, the Multicurrency Borrowers, and Lenders constituting at least the Majority Lenders.

             3.  Representations, Warranties and Covenants.

             3.1 The U.S. Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the U.S. Borrower and the Multicurrency Borrowers and are enforceable against the U.S. Borrower and Multicurrency Borrowers in accordance with their terms.

             3.2 The U.S. Borrower hereby represents and warrants that, before and after giving effect to this Amendment, no Event of Default or Potential Event of Default has occurred and is continuing unwaived.

             3.3 The U.S. Borrower and each Multicurrency Borrower hereby reaffirms all agreements, covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and made in the other Loan Documents to which it is a party; and agrees that all such agreements, covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. To the extent the Credit Agreement is amended hereby to modify or add agreements, covenants and/or representations and warranties, such agreements, covenants and/or representations and warranties are made as of the date on which this Amendment becomes effective with respect thereto.


             4.  Reference to and Effect on the Credit Agreement.

             4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

             4.2 Except as specifically amended above, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

             4.3 The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or Lenders, or constitute a waiver of any provision of any of the Loan Documents.


             5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

             IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                 GIDDINGS & LEWIS, INC.



                               By /s/ Michael R. Melzer
                                 Michael R. Melzer
                                 Treasurer


                                 GIDDINGS & LEWIS GmbH



                               By /s/ Michael R. Melzer
                                 Michael R. Melzer
                                 Treasurer



                                 GIDDINGS & LEWIS, LTD.



                               By /s/ Michael R. Melzer
                                 Michael R. Melzer
                                 Treasurer



                                 CITIBANK, N.A., as Agent and
                                 Lender


                               By /s/ Carolyn A. Kee
                                 Name:  Carolyn A. Kee
                                 Title: Attorney-in-Fact



                                 FIRSTAR BANK MILWUAKEE, N.A.



                               By /s/ James Spredemann
                                 Name:  James Spredemann
                                 Title: Vice President


                                 THE BANK OF NOVA SCOTIA



                               By /s/ A. S. Norsworthy
                                 Name:  A. S. Norsworthy
                                 Title: Sr. Team Leader-Loan
                                           Operations



                                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



                               By /s/ Philip G. Neary
                                 Name:  Philip G. Neary
                                 Title: Senior Vice President


                                 COMMERZBANK AKTIENGESELLSCHAFT GRAND CAYMAN
                                 BRANCH



                               By /s Paul Karlin
                                 Name:  Paul Karlin
                                 Title: Assistant Treasurer


                               By /s/ Dr. Helmut R. Tollner
                                 Name:  Dr. Helmut R. Tollner
                                 Title: Executive Vice President


                                 FIRST BANK NATIONAL ASSOCIATION



                               By /s/ Mark R. Olman
                                 Name:  Mark R. Olman
                                 Title: Vice President



                                 THE NORTHERN TRUST COMPANY



                               By /s/ Lisa M. Taylor
                                 Name:  Lisa M. Taylor
                                 Title: Officer